SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K


       Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 6, 1997



                     Vanguard Airlines, Inc.
      (Exact name of registrant as specified in its charter)



  Delaware                       0-27034              48-1149290
(State or other                (Commission          (I.R.S. Employer
 jurisdiction of                    File Number)        Identification No.)
 incorporation)


30 N.W. Rome Circle, Mezzanine Level, Kansas City
International Airport, Kansas City, Missouri 64153
   (Address of principal executive offices including zip code)



Registrant's telephone number, including area code (816) 243-2100

Item 5.   Other Events.


          On March 3, 1997, the Company held a Special Meeting of the Stockholders in order to approve an amendment to the Company's
Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 16,000,000 shares to 51,000,000 shares and to increase the number of authorized shares of the Company's common stock, par value $.001 per share (the "Common Stock"), from 15,000,000 to 50,000,000 shares. The Company filed the Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Delaware Secretary of State on March 6, 1997.

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Kansas City, State of Missouri, on March 11, 1997.


                     VANGUARD AIRLINES, INC.




                     By /s/ John P. Tague
                          John P. Tague
                          Chairman of the Board, Chief
                          Executive Officer and President